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                                                                      EXHIBIT 12




                             JOHNSON CONTROLS, INC.
                      COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES
                             (Dollars in millions)


                                                           For the Nine Months
                                                           Ended June 30, 1996
                                                           -------------------
Net income                                                        $152.7
Provision for income taxes                                         119.9
Undistributed loss of partially-owned affiliates                     2.0
Minority interests in net earnings of subsidiaries                  20.0
Amortization of previously capitalized interest                      2.7
                                                               ----------
                                                                   297.3
                                                               ----------


Fixed charges:
   Interest incurred and amortization of debt expense               64.4
   Estimated portion of rent expense                                24.5
                                                               ----------
Fixed charges                                                       88.9
Less:  Interest capitalized during period                           (6.6)
                                                               ----------
                                                                    82.3
                                                               ----------

Earnings                                                          $379.6
                                                               ==========

Ratio of earnings to fixed charges                                   4.3
                                                               ==========



         For the purpose of computing this ratio, "earnings" consist of
         (a) income from continuing operations before income taxes (adjusted for undistributed earnings or recognized losses of partially-owned affiliates which are less than 50% owned minority interests in net earnings of subsidiaries, and amortization of previously capitalized interests), plus (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amoritization of debt expense plus (b) the portion of rent expense representatives of the interest factor.






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